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                              PPG INDUSTRIES, INC.
                           DIRECTORS' RETIREMENT PLAN
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1.   PURPOSE.  The purpose of this Plan is to promote the interests of the
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     Company and its shareholders by providing Non-Employee Directors with retirement benefits to encourage them to continue to serve on the Board of Directors.

2.  DEFINITIONS.
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    "Account" means the account maintained for each Non-Employee Director to which Common Stock Units and Dividend Equivalents are credited.

    "Annual Contribution" means the Common Stock Units credited to an Account each year under Section 4.1.

    "Board" means the Board of Directors of the Company.

    "Change in Control" has the same meaning as given to that term in the Rules and Regulations adopted in connection with the PPG Industries, Inc. Incentive Compensation and Deferred Income Plan for Key Employees, as they may be amended from time to time.

    "Committee" means the Officers-Directors Compensation Committee of the Board.

    "Common Stock" means the common stock, par value $1.66 2/3 per share, of the Company.

    "Common Stock Unit" means a hypothetical share of Common Stock.

    "Company" means PPG Industries, Inc.

    "Dividend Equivalent" means an additional number of Common Stock Units the Company shall credit to each Account as of each dividend payment date declared with respect to the Company's Common Stock. The additional number of Common Stock Units to be credited to each Account shall be equal to:

          (a) the product of (i) the dividend per share of the Common Stock which is payable as of the dividend payment date, multiplied by


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               (ii) the number of whole Common Stock Units credited to the
               Account as of the applicable dividend record date;

                                   DIVIDED BY
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          (b)  the closing price of a share of the Common Stock on the dividend payment date (or if such stock was not traded on that date, on the next preceding date on which it was traded), as reported in the New York Stock Exchange Composite Transactions.

    "Eligible Spouse" means the spouse who is legally married to a Participant at the time of his or her death.

    "Non-Employee Director" means a director of the Company who is not a present or former employee of the Company or any of its subsidiaries.

    "Normal Retirement Age" means 70 years of age.

    "Participant" means a Non-Employee Director who has become eligible to receive benefits under this Plan. A Non-Employee Director becomes a Participant when he or she (1) retires from the Board and (2) attains Normal Retirement Age; provided however, that the Committee may waive the requirement that the Participant attain Normal Retirement Age.

    "Plan" means the PPG Industries, Inc. Directors' Retirement Plan.

    "Retainer" means the base annual retainer fee paid to each Non-Employee
     Director by the Company. It does not include committee retainer fees, meeting attendance fees, committee chairperson's retainer fees or any other compensation other than the base annual retainer fee.

    "Service" means the period of time a Non-Employee Director serves on the Board.

3.   EFFECTIVE DATE.  This Plan shall be effective on and after January 1, 1988.
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4.   CREDITING ACCOUNTS.
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4.1  Commencing in the year 1988, each year on the day following the Annual
     Meeting of Shareholders of the Company, the Company shall credit the

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     Account of each Non-Employee Director who serves on the Board on that day with the number of Common Stock Units determined by dividing one-half of such Director's Retainer by the average closing price of the Common Stock in the New York Stock Exchange Composite Transactions during the 5 days for which such price is available immediately preceding such day of crediting. No more than 10 such Annual Contributions shall be made to each Account and the total number of such Annual Contributions to an Account under this
     Section 4.1 plus the number which is multiplied by $10,000 to determine the amount credited to the Account under Section 4.2 will not exceed 10.

4.2 On the day following the 1988 Annual Meeting of Shareholders of the Company, the Company shall credit the Account of each Non-Employee Director who is age 61 or older on that date with the number of Common Stock Units determined by (1) multiplying $10,000 times his or her number of full fiscal years of Service, but such number of full fiscal years of Service shall not exceed the number determined by subtracting 60 from the Non-Employee Director's age on the day immediately following the 1988 Annual Meeting of Shareholders and (2) then dividing that amount by the average closing price of the Common Stock in the New York Stock Exchange Composite Transactions during the 5 days for which such price is available immediately preceding such day.

5.   PAYMENTS OF BENEFITS.
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5.1  Only Participants or Eligible Spouses will receive benefits under this
     Plan. Except as set forth in Section 5.4, the Account of a Non-Employee Director will be forfeited if he or she does not become a Participant.

5.2 Benefits will be paid in annual installments each year on May 1 (or on the next business day if May 1 is not a business day) commencing the first May 1 the Participant is eligible to receive benefits; provided, however, that the first payment to a Participant shall not be made until 6 months and 10 days after the Participant ceases to be a Non-Employee Director. The number of annual installments paid to each Participant shall be equal to his or her number of full fiscal years of Service, but shall not exceed 10 annual installments. The number of Common Stock Units attributable to each installment shall be equal to the whole number obtained by dividing the number of Common Stock Units then credited to the Participant's Account by the number of unpaid installments. Common Stock Units with respect to which payment has not yet occurred shall continue to be credited with Dividend Equivalents. As of the date on which the last payment of benefits

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     is made to any Participant, the Company shall pay the Participant, in cash, calculated in the manner described in Section 5.3, the net amount of any remaining fractional Common Stock Unit.

5.3 Benefits shall be paid, in the discretion of the Committee, in the form of Common Stock or cash; provided that, benefits paid to any Participant who becomes eligible to receive benefits under this Plan on or after November 1, 1990, shall be paid only in cash. If paid in the form of cash, the amount of each payment shall be calculated by multiplying the number of Common Stock Units attributable to such payment by the average closing price of the Common Stock in the New York Stock Exchange Composite Transactions for the 5 trading days for which such price is available immediately preceding the date of payment.

5.4 If a Non-Employee Director dies prior to retiring, or after retiring from the Board but before becoming eligible to receive benefits hereunder, he or she shall be deemed to have become a Participant eligible to receive benefits hereunder immediately prior to his or her death, and such benefits shall be paid to the Participant's Eligible Spouse. If a Participant dies after becoming eligible to receive benefits hereunder, but prior to receiving all the benefits due him or her hereunder, such remaining benefits shall be paid to the Participant's Eligible Spouse. Unpaid benefits under this Plan will be forfeited in the event the Participant's death and Participant's Eligible Spouse's death occur prior to the total amount of benefits due hereunder having been paid.

6.   CHANGES IN STOCK.  In the event of any change in the outstanding shares of
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     the Common Stock, or in the number thereof, by reason of any stock dividend or split, recapitalization, merger, consolidation, exchange of shares or other similar change, a corresponding change will be made in the number of Common Stock Units and Dividend Equivalents, if any, credited to each Account, unless the Committee determines otherwise.

7.   ACCELERATION.  The Committee, in its sole discretion, may accelerate the
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     payment of benefits hereunder to any Participant or his or her Eligible
     Spouse for reasons of changes in tax laws or in the event of a Change in Control of the Company; provided that no payment of benefits may be accelerated hereunder to any Participant or his or her Eligible Spouse if such Participant was a director of the Company on or after November 1, 1990.

8.  CHANGE IN CONTROL.
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          (a)  Upon, or in reasonable anticipation of, a Change in Control (as defined below), the Company shall immediately make a payment in cash to a trustee on such terms as the Vice President, Human Resources, and the Vice President, Finance, or either of them, shall deem appropriate (including such terms as are appropriate to cause such payment, if possible, not to be a taxable event to Participants) of a sufficient amount to insure that Participants receive the payment of all amounts as contemplated under the Plan.

          (b) Except as regards Section 8(c)(iv), the Committee shall have the duty and the authority to make the determination as to whether a Change in Control has occurred, or is reasonably to be anticipated, and, concomitantly, to direct the making of the payment contemplated herein.

          (c) A "Change in Control" shall mean the occurrence of any of the following events:

               (i) a third person, including a "group" as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), becomes the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of the Company's outstanding voting securities ordinarily having the right to vote for the election of directors of the Company unless such acquisition of beneficial ownership is approved by a majority of the Incumbent Board (as such term is defined in Section 8(c)(ii);

               (ii) individuals who constitute the Board of Directors of the Company (the "Board") as of February 19, 1987 (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to such date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with

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                       an actual or threatened election contest relating to the
                       election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board;

               (iii) the shareholders of the Company approve a transaction providing for (a) the merger, consolidation or other combination of the Company with another corporation (other than a wholly-owned subsidiary) where the Company is not the surviving entity, (b) the sale of all or substantially all of the assets of the Company, or (c) the liquidation or dissolution of the Company; or

               (iv) a majority of the Board otherwise determines that a Change in Control shall have occurred.

9.   GENERAL PROVISIONS.  The entire cost of benefits and administrative
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     expenses for this Plan shall be paid by the Company.  This Plan is purely voluntary on the part of the Company. The Company, by action of the Board or, except as limited by the Company's bylaws, the Committee, may amend, suspend or terminate this Plan in whole or part at any time, but no such amendment, suspension or termination shall adversely affect the rights of any Non-Employee Director or Eligible Spouse of a deceased Non-Employee Director with respect to Common Stock Units and Dividend Equivalents credited prior to such amendment, suspension or termination or Dividend Equivalents which would otherwise have been credited in the future with respect to Common Stock Units credited prior to such amendment, suspension or termination.


                                             As Amended 12/15/94


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